UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2014

PARKWAY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On October 5, 2014, Parkway Properties, Inc. (the “Company”), through its subsidiary PKY SUSP, LLC, entered into a purchase and sale of membership interests agreement (the “Sale Agreement”) with Banyan Street/GAP SUSP Holdings, LLC (the “Purchaser”) to sell the membership interests of certain entities that own 19 office properties located in six states and aggregating approximately 2.1 million net leasable square feet (the “Portfolio”). The aggregate gross sales price is $237.0 million, before adjustments for transfer taxes, prorations and other customary closing costs and adjustments.
The Company expects to acquire the Portfolio and three additional properties in Tampa, Florida (collectively, the “Southern U.S. Office Portfolio Acquisition”) pursuant to the purchase and sale agreement (the “Purchase Agreement”) entered into by PKY SUSP, LLC on September 19, 2014 with various sellers (“Portfolio Sellers”), as described in the Company’s Current Report on Form 8-K filed on September 22, 2014. The Company is selling the Portfolio because these properties are not consistent with the Company’s investment strategy, but intends to hold the three additional properties, Corporate Center I, II and III at International Plaza in Tampa, Florida.
The Company expects to close the sale of the Portfolio during the fourth quarter of 2014, subject to and immediately following the closing of the Southern U.S. Office Portfolio Acquisition. Both closings are subject to customary closing conditions, including the accuracy of the other parties’ representations and warranties, subject in certain instances, to materiality standards. The Purchaser has the right to terminate the Sale Agreement and to have its $10.0 million deposit returned if the Company seeks specific performance to require the Portfolio Sellers to sell the Portfolio to the Company. Furthermore, if the Purchase Agreement is terminated and within one year of such termination the Company enters into another purchase agreement for all or a portion of the properties, the Purchaser has a right to make an offer to purchase the Portfolio. The consummation of the sale of the Portfolio is not subject to a financing condition. There can be no assurance that the Southern U.S. Office Portfolio Acquisition, or the subsequent sale of the Portfolio, will be consummated.
The Sale Agreement contains customary representations, warranties and covenants. The Sale Agreement also contains covenants limiting the Company’s ability to amend the Purchase Agreement in a manner that materially or disproportionately affects the Portfolio, subject to certain exceptions, and prohibits the Company from waiving certain covenants in the Purchase Agreement.
In addition, the Company has agreed to indemnify the Purchaser for the Company’s breach of representations, warranties and surviving covenants of the Sale Agreement; provided that the Company’s indemnification obligation with respect to breaches or defaults of the agreement or inaccuracies in its representations and warranties does not arise until the losses suffered by the Purchaser exceed $500,000, at which point, the Company’s obligations would be the full amount of the losses (up to a maximum of $5.0 million). The Company’s indemnification obligations will generally be limited to amounts recovered from the Portfolio Sellers under the Purchase Agreement. The Purchaser also agreed to indemnify the Company for the Purchaser’s breach of representations, warranties and surviving covenants of the Sale Agreement.
A copy of the Sale Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Sale Agreement is not complete and is qualified in its entirety by reference to the Sale Agreement.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the sale of the Portfolio is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K contain “forward-looking statements” that are not in the present or past tense or discuss the Company’s expectations (including the use of the words “anticipate,” “believe,” “expect,” “intend,” “project,” “should,” or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. These forward looking statements include information about the Portfolio and the Southern U.S. Office Portfolio Acquisition, including the effects and consummation thereof. These forward-looking statements involve risks and uncertainties (some of which are beyond the Company’s control) and are subject to change based upon various factors, including but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; competition in the leasing market; the demand for and market acceptance of the Company’s properties for rental purposes; oversupply of office and parking properties in the Company’s geographic markets; the amount and growth of the Company’s expenses; customer financial difficulties and general economic conditions, including increasing interest rates, as well as economic conditions in the Company’s geographic markets; defaults or non-renewal of leases; risks associated with joint venture partners; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions; the failure to acquire or sell properties as and when anticipated; termination or non-renewal of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting us; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses; compliance with environmental and other regulations, including real estate and zoning laws; the Company’s inability to obtain financing; the Company’s inability to use net operating loss carryforwards; the Company’s failure to maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Readers should carefully review the risk factors and other uncertainties described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other documents filed by the Company with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in any forward-looking statement. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 10.1	Purchase and Sale of Membership Interests Agreement, dated as of October 5, 2014, by and between PKY SUSP, LLC and Banyan Street/GAP SUSP Holdings, LLC
Exhibit 99.1	Press Release dated October 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2014                 PARKWAY PROPERTIES, INC.

BY:    /s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Purchase and Sale of Membership Interests Agreement, dated as of October 5, 2014, by and between PKY SUSP, LLC and Banyan Street/GAP SUSP Holdings, LLC
Exhibit 99.1	Press Release dated October 7, 2014